GERSTEN SAVAGE LLP
600 Lexington Avenue, 9th Floor
New York, NY
10021
(212) 980-5192

August 6, 2010

Jintai Mining Group, Inc.
No. 48 Qiaodong Road,
Sien Town, Huanjiang County Hechi City
Guangxi Province
China
547100

To Whom It May Concern:

We have acted as counsel to Jintai Mining Group, Inc. (the "Company"), a Delaware corporation, in connection with an initial public offering by the Company to the public of up to 12,300,000 shares of its common stock, par value $0.0001 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") and the prospectus contained therein (the "Prospectus").

In connection with the foregoing, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Bylaws of the Company; (iv) the Certificate of Incorporation of the Company; and (v) resolutions of the Board of Directors of the Company authorizing the offering and issuance of the shares of Common Stock to be sold by the Company and related matters.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents, and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters.  We also have relied, without investigation, upon certificates and other documents from public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

The Common Stock to be issued by the Company pursuant to the Registration Statement has been duly and validly authorized and, when issued and delivered in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal law of the United States of America. As used herein, the term "laws of the State of New York" includes the statutory provisions contained therein, all applicable provisions of the New York Constitutions, and reported judicial decisions interpreting such provisions. As used herein, the term "General Corporation Law of the State of Delaware" refers the statutory provisions of Title 8, Chapter 1 of the Delaware Code, and reported judicial decisions interpreting such provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gersten Savage

Gersten Savage LLP